Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 15, 2010, with respect to the financial statements of Trubion Pharmaceuticals, Inc. included in Amendment No.1 to the Registration Statement (Form S-4 No. 333-169351) and related Prospectus of Emergent BioSolutions Inc. for the registration of up to 3,855,719 shares of its common stock.

/s/  Ernst & Young LLP

Seattle, Washington
September 22, 2010